Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Savings Plan for the Subsidiaries of Southside Bancshares, Inc. of our reports dated March 14, 2014, with respect to the consolidated financial statements of Southside Bancshares, Inc. and the effectiveness of internal control over financial reporting of Southside Bancshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, Texas
October 17, 2014